FIT N-SAR 4.30.18

Sub-Item 77 Q1(e): Copies of any new or amended Registrant investment advisory contracts

The Investment Advisory Agreement dated February 12, 2018, between the Registrant and Disciplined Growth Investors, Inc., on behalf of the Disciplined Growth Investors Fund, is hereby incorporated by reference to Exhibit (d)(46) to Post-Effective Amendment No. 208 to the Registrant’s Registration Statement on Form N-1A filed on March 20, 2018, accession number: 0001387131-18-001136.